Exhibit 99.2

SOURCE: India Globalization Capital, Inc.

 February 7, 2013

India Globalization Capital Announces the Extension of Warrants’ Expiry Date

BETHESDA, MD--(Marketwire – February 7, 2013) - India Globalization Capital, Inc. (NYSE MKT: IGC), a company competing in the rapidly growing materials and infrastructure industry in India and China, today announced the extension of the expiration date for 11,855,122 outstanding warrants listed on the NYSE MKT exchange with ticker symbol  IGC.WT and CUSIP number (45408X118).

The warrants have an exercise price of $5.00 and were scheduled to expire on March 8, 2013. The expiration date of the warrants has been extended from 5:00 p.m. New York time on March 8, 2013 until 5:00 p.m. New York time on Friday, March 6, 2015.  As was the case prior to the extension, the warrants are subject to earlier expiration if the Company exercises its right to call the warrants for redemption. All other terms remain the same.

The Company has filed a registration statement with the Securities and Exchange Commission to register the shares underlining the warrants to permit the exercise of the warrants.  Currently, the Company has such a registration statement effective.  Holders of the warrants will be able to exercise the warrants for cash since such a registration statement is effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares underlying the warrants in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Currently IGC has three securities listed: Common Stock (IGC), Warrants (IGC.WT) and the Units (IGC.U).   As previously disclosed the Company intends to delist the Units and continue listing the other two securities.  Investors holding the Units are encouraged to contact the Company in order to split the Units into common stock and warrants.  None of a) the delisting of the Units, 2) splitting of the Units, or 3) extension of the Warrant expiration will have any bearing on the basic or fully diluted shares outstanding.

About IGC:
Based in Bethesda, Maryland, India Globalization Capital, Inc. (IGC) is a materials and infrastructure company operating in India and China.  We currently supply Iron ore to Steel Companies operating in China.  For more information about IGC, please visit IGC's Web site at www.indiaglobalcap.com. For information about Ironman, please visit www.hfironman.net.

Forward-looking Statements:
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws.  Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," “post”, "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," “confident” or "continue" or the negative of those terms.  These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond IGC's control and are difficult to predict.  Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, our competitive environment, infrastructure demands, Iron ore availability and governmental, regulatory, political, economic, legal and social conditions in China and India.

The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in IGC's Schedule 14A, Form 10-K for FYE 2012, Form 10-Q for the quarter ended September 30, 2012, Form S-3, and the Post-effective Amendment No. 1 on Form S-3 to Form S-1 filed with the Securities and Exchange Commission on December 9, 2011, July 16, 2012, November 14, 2012, December 14, 2012, and December 26, 2012 respectively.

Investors Contact Information
Claudia Grimaldi
301-983-0998